Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
of JetBlue Airways Corporation
We have audited the consolidated financial statements of JetBlue Airways Corporation as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, and have issued our report thereon dated February 13, 2009 (except for Note 1, as to which the date is May 29, 2009) both of which are included in the Company’s Form 8-K dated June 1, 2009. Our audits also included the financial statement schedule listed in Exhibit 99.1 of this Form 8-K. This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.
In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
/s/ Ernst & Young LLP
New York, New York
February 13, 2009
JetBlue Airways Corporation
Schedule II — Valuation and Qualifying Accounts
(in thousands)

		Additions
	Balance at	Charged to
	beginning of	Costs and	Charged to				Balance at end
Description	period	Expenses	Other Accounts		Deductions		of period
Year Ended December 31, 2008
Allowances deducted from asset accounts:
Allowance for doubtful accounts	$2,237	$6,090	$—		$3,172	(1)	$5,155
Allowance for obsolete inventory parts	2,358	1,826	—				4,184
Valuation allowance for deferred tax assets	3,078	22,501					25,579

Year Ended December 31, 2007
Allowances deducted from asset accounts:
Allowance for doubtful accounts	1,608	1,659	—		1,030	(1)	2,237
Allowance for obsolete inventory parts	1,667	691	—		—		2,358
Valuation allowance for deferred tax assets	2,796	259	23	(2)			3,078

Year Ended December 31, 2006
Allowances deducted from asset accounts:
Allowance for doubtful accounts	1,180	1,155	—		727	(1)	1,608
Allowance for obsolete inventory parts	997	670	—		—		1,667
Valuation allowance for deferred tax assets	1,695	847	254	(2)	—		2,796

(1)	Uncollectible accounts written off, net of recoveries.

(2)	Attributable to deferred tax assets, the benefit of which was recorded to equity.